UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2008

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of	Commission File Number	(I.R.S Employer
Incorporation or organization)		Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.05	Amendments to the Registrant's Code of Ethics or Waiver of a Provision of the Code of Ethics

On February 26, 2008, the Board of Directors (the “Board”) of General Communication, Inc. (the “Company”) convened to consider the application of the Company’s Code of Business Conduct and Ethics (the “Code”) and related policies to a forced sale of Company Class A common stock completed by UBS Financial Services Inc. (“UBS”) for an account maintained at UBS by Richard P. Dowling, the Company’s Senior Vice President of Corporate Development.

On February 20, 2008, during a Company black out period, UBS satisfied a margin call in Mr. Dowling’s account by forcing a sale and foreclosing on 44,600 shares of Company Class A common stock.

The Code provides that the Company’s officers must comply with the Company’s insider trading policy and the Company’s policy on trading in Company securities. These policies provide, among other things, that Company officers may not purchase or sell any Company securities during Company black out periods, which include periods that begin on the tenth day of the first month following the end of each fiscal quarter and end after the release of financial results for the applicable period. These policies, together with the Code, are referred to below as the “Policies".

Following a discussion and consideration of the facts and circumstances of the forced sale in Mr. Dowling’s account, the Board concluded that the fluctuating value of securities in Mr. Dowling’s account (which caused the margin call) and the forced sale by UBS (which satisfied the margin call) were circumstances outside Mr. Dowling’s control at that time and, based on these extenuating circumstances, decided to waive the application of the provisions of the Policies to the forced sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: February 26, 2008

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)